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                                                                 Exhibit 23.2

                        Consent Of Independent Auditors


The Board of Directors
Avirunion, a.s.:

We consent to the incorporation by reference in the following registration statements of our report dated February 17, 1997, with respect to the financial statements of Avirunion, a.s. as of and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.


                                                                Registration
                       Name                           Form         Number
                       ----                           ----         ------
Owens-Illinois, Inc.                                   S-3         333-25175

Owens-Illinois, Inc. Stock Purchase and Savings
Plan, Non-Union Retirement and Savings Plan,
Supplemental Retirement Plan and Long-Term
Savings Plan                                           S-8          33-57139

Stock Option Plan for Key Employees of Owens-
Illinois, Inc.                                         S-8          33-44252

Stock Option Plan for Directors of Owens-
Illinois, Inc.                                         S-8          33-57141









                                      KPMG Ceska republika Audit, spol. S.r.o.




Prague, Czech Republic
May 9, 1997